Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of our audit report dated June 30, 2023 relating to the consolidated financial statements of Auto Services Group Limited and its subsidiaries, appearing in this Registration Statement for the years ended December 31, 2022, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore, Singapore
July 24, 2023